MYCOBIOTECH SHARE OPTION SCHEME FOR DIRECTORS & EMPLOYEES


1.       NAME OF SCHEME

     This Scheme shall be called the "MycoBiotech Share Option Scheme for Directors & Employees".

2.   OBJECT OF THE SCHEME

     The object of the Scheme is to provide an opportunity for Directors and Employees in the Group and designated as such by a Committee appointed by the Board to subscribe for ordinary shares of the Company in accordance with the terms of the Scheme as herein set out and as amended from time to time.

3.   INTERPRETATION

     Except where the context otherwise requires the following expressions in the Scheme shall have the following meaning:

       "the auditors"   The auditors for the time being oif the Company.

       "the Board"      The Board of Directors of the Company.

       "the Company"    MycoBiotech Pte Ltd

       "the Committee"  The Committee appointed pursuant to Clause 4 to administer the Scheme

       "Director"       Any director appointed in any company in the Group
                        provided that such directors eligibility to participate in the Scheme has been specifically approved by the Company in general meeting.

       "Employee"       Any natural person employed by and on the payroll of any
                        company in the Group and which is designated as such by the Committee.

       "Financial Year" Each period of twelve months at the end of which the balance of the accounts of the Company is struck and audited or any period of more or less than twelve months at the end of which period the balance of the accounts of the Company is struck and audited for the purpose of laying the same before an annual general meeting of the Company.

       "the Group"      The Company and all its Subsidiaries.

       "Offer" An offer made by the Committee to any Director or Employee in the manner indicated in Clause 6 hereof.

       "Offering Date"  The date when an offer is made to a Director or Employee

       "the Option"     The contract constituted by acceptance by any Director
                        or Employee in the manner indicated in Clause 7 hereof of an offer made to such Director or Employee by the Committee pursuant to Clause 6 hereof.

       "Option Holder"  A Director or Employee to whom an option is granted hereunder or, where the context so requires, the legal personal representatives of such deceased
                        Director or Employee.

       "the Option
        Period" A period commencing on the date of an offer by the Committee to a Director or Employee pursuant to Clause 6 hereof and expiring at the end of five (5) years from such aforesaid date or the listing date of the Company's shares on the SES or SESDAQ or any other securities exchange, whichever is earlier.

       "the Option
         Price" The amount shall be Singapore Dollar One (S$1) for all the shares in respect of which the Option is offered and payable on acceptance of an offer made to the Director or Employee by the Committee pursuant to Clause 6 hereof

       "the Scheme"     The MycoBiotech Share option Scheme for Directors and
                        Employees as set out hereunder (as amended from time to time).

       "SES"            The Singapore Exchange Securities Trading Ltd.

       "SESDAQ"         SES Dealing and Automated Quotation Market.

       "Shares" Ordinary shares of $1.00 each in the capital of the Company.

       "Subsidiary"     A Company which is for the time being a subsidiary of
                        the Company as defined by Section 5 of the Companies Act
                        (Cap.185) or any amendment made pursuant thereto.

       "Subscription
          Price" The nominal value of the shares or the market value of the shares as determined by the Committee.

Unless the context otherwise requires words denoting the masculine gender shall include the feminine and words denoting the singular shall include the plural and vice-versa.

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4.   ADMINISTRATIVE SCHEME

     The Scheme shall be administered by the Board provided that the Board shall be entitled in its absolute discretion toi delegate to a Committee appointed by it at its absolute discretion, such of the Board's power and duties in connection with the administration of the Scheme as the Board sees fit. Subsequent references in this document to the "Board" shall, where the context permits, be read as including any such "Committee" as the Board may appoint pursuant to this Clause.

5.   TOTAL NUMBER OF SHARES

     The total number oif Shares to be issued by the Company pursuant to the Scheme shall not exceed twenty per centum (20%) of the issued ordinary share capital of the Company from time to time. The Company will during the Option Period keep available sufficient unissued ordinary shares in the capital of the Company to satisfy all outstanding Options.

6.   OFFER BY COMMITTEE TO DIRECTOR OR EMPLOYEE

     After the Scheme has received approval of the sharesholders of the company in a general meeting, the Board may in its absolute discretion at any time and from time to time as it shall deem fit, but after obtaining the specific approval of the Company in general meeting, if such approval is required under Section 161 of the Companies Act (Chapter 185), make an offer to any Director or Employee whom the Board may in its absolute discretion select to subscribe for Shares in accordance with the terms of the Scheme PROVIDED ALWAYS that any such offer by the Board in the case of any one Director or Employee shall be subject to the following limits:

(a)  Executive Director             Not exceeding 125,000 Shares in any one financial year.
(b)  Non-Executive Director         Not exceeding 100,000 Shares in any one financial year.
(c)  General Manager                Not exceeding 75,000 Shares in any one financial year.
(d)  Senior Management              Not exceeding 35,000 Shares in any one financial year.
(e)  Manager Or Senior Executive    Not exceeding 25,000 Shares in any one financial year.
(f)  Other Approved Employees       Not exceeding 10,000 Shares for each approved Employee in any one financial year.

7.   ACCEPTANCE BY DIRECTOR OR EMPLOYEE OF OFFER

     An Offer made by the Board of Director or Employee under Clause 6 hereof shall be accepted within thirty (30) days from the date of such Offer by such Director or Employee by a written notice to the Board of such acceptance accompanied by a payment to the Company of the Option Price. Within thirty (30) days of receipt of such notice and Option Price the Company shall issue to the Director or Employee an Option certificate which shall state the date of grant (being the date on which the option was accepted), the date of Offer and the Subscription Price in respect of the Shares comprised in the Option. If the Offer is not accepted in the manner aforesaid such Offer shall upon the expiry of the aforesaid thirty (30) days automatically lapse and shall be null and void and of no effect.

8.   EXERCISE OF OPTIONS

(a) Subject to Clause 12 hereof of the Option is exercisable by the Option Holder by notice in writing to the Company during his/ her lifetime before the expiry of the Option Period whilst he/she is in employment of any company comprised in the group or by the legal representatives of the Option Holder before the expiry of Option Holder could have exercised the same. The Option may be exercised in respect of all the Shares or in respect of any part of the Shares the subject of the Option, such part being not less than one thousand (1,000) Shares or a multiple thereof. Every such notice must be accompanies by the relevant option certificate and by payment of the full amount of the subscription monies for the Shares in respect of which the notice is given less the Option Price paid. As soon as practicable after the receipt by the Company of such aforesaid notice certificate and payment from the Option Holder, the company shall allot Shares to the Option Holder accordingly. In the event oif an Option being exercised in part only, the relevant option certificates shall be cancelled and a new option certificate setting forth the number of Shares in respect of which the Option has not been exercised shall be delivered by the company to the Option Holder.

(b) The Shares to be allotted upon any exercise of the Option will upon allotment rank pari passu in all respects with the then existing issued ordinary shares of the Company save that they will not entitle the holder thereof to receive any dividend or other distribution declared for payment to shareholders on the Registered of members as at a date which preceded the date of the exercise of the option in question and will be subject to al the provisions of the Articles of Association of the Company relating to transfer, transmission and otherwise.

9.   ADJUSTMENT OF OPTIONS

     In the event of any alternation in the capital structure of the Company during the Option Period, whether by way of capitalization of profits or reserves, rights issues, reduction of capital or otherwise howsoever, taking place, corresponding alternation (if any) shall be made in (i) the subject matter of the Option so far as unexercised (ii) the Subscription Price, and (iii) the method of exercise oif the Option toi which he/she was entitled prior toi such alterations. Any decision of the Board regarding any such alterations or adjustment shall be final and binding in all respects. Provided that any adjustment other than on a capitalization issues must be confirmed by the Auditors to be in their opinion far and reasonable. Upon any adjustment being made pursuant to this clause the Company, shall notify the Option Holder (or his legal personal representative) in writing and shall upon request and surrender of his option certificate(s) deliver to him or them a new option certificate(s) setting forth the Subscription Price thereafter in effect and the number of Shares thereafter to be issued on the exercise of the Option(s). The issue by the Company of securities as full or part consideration for an acquisition will not be regarded as a circumstance requiring adjustment.

10.  MOIDIFICATION AND/OR AMENDMENT OF SCHEME

     The Board shall have power at any time and from time to time by resolution to alter, modify or vary all or any of the terms and conditions of the Scheme provided that no such alteration, modification or variation shall be made which would alter the Scheme to the advantage of a Director or Employee, without prior approval by the Company in General Meeting.

11.  LIQUIDATION OF COMPANY

     On  the  liquidation   (voluntary  or  compulsory)  of  the  Company,   all
     unexercised or partially exercised Options shall cease.

12.  TERMINATION OF OPTION

     In the event that an Option Holder shall cease to be Director or be employed by any company comprised in the Group prior to his exercise of the Option in accordance with Clause 8 hereof or upon his death, such unexercised or partially exercised Option shall absolutely cease provided always that subject to the written approval of the Board in its absolute discretion:

(a) where the Director or Employee dies before the expiry of any Option Period and at the date of his death held an Option or Options unexercised such Option or Options may be exercised by the Personal representatives of the Directors or Employee within the Option Period or Periods; and

(b) where the Director or Employee ceases his employment or appointment with any Company comprised in the Group by reason of:

(i)         his retirement at or after attaining normal retirement age;
(ii)        retirement before that age with the consent of the Committee;
(iii)       ill-health oir accident;
(iv)        redundancy;

     he may exercise his unexercised Option or Options within the relevant Option Period or Periods.

13.  BANKRUPTCY OF DIRECTOR OR EMPLOYEE

     The Option shall immediately become void and of no effect in the event of the bankruptcy of the Option Holder.

14.  TAKEOVER

     Notwithstanding the provisions of Clause 8 hereof, in the event of a takeover offer being made for the Company and such offer becoming or being declared undonditional, option Holders shall be entitled within six months of the date on which such offer becomes or is declared unconditional (but within the Option Period and subject to the provisions of Clause 8 and 12 above) to exercise in full any unexercised option. Provided that if during such period of six months a company becomes entitled or bound to exercise rights of compulsory acquisition of shares under Section 215 of the Companies Act (Cap. 185) and gives notice to the Option Holders that it intends to exercise such rights on a specified date, Options shall remain exercisable until that specified date (but within the Option Period and subjec to the provisions of Clause 8 and 12 above). Any Option not so exercised by the said specified date shall lapse provided that the rights of acquisition stated in the notice have been exercised.

15.  LISTING

(a) A Company may in the future seek to have its shares listed in SES or SESDAQ and may make any alteration to the Scheme which may be necessary for the purpose of obtaining such listing.

(b) If the shares in the capital of the Company are listed on SES or SESDAQ then the Company will, following the exercise of an Option use its best endeavors to obtain from SES or SESDAQ (as the case may be) permission to deal in, and a quotation and listing for, any Shares the subject of that Option, which are not already so listed at the time the option is exercised.

16.  DURATION OF THE SCHEME

     The Scheme shall continue to be in operation at the discretion of the Board with offers of options in every financial year of the Company subject to a maximum period of ten (10) financial years commencing with the financing year in which the first offer to any Director or Employee in respect of any offer pursuant to Clause 6 falls, provided always that the Scheme may be continued for any further peirod of periods thereafter with the approval of the company's shareholders in a general meeting and of any relevant authorities which may then be required. However, this scheme shall automatically lapse once the Company's shares are listed on any securities exchange and all rights of Option Holders shall be null and void.

17.  COSTS AND EXPENSES OF THE SCHEME

     All costs and expenses incurred in relation to scheme including but not limited to the costs and expenses relating to the issue of the ordinary shares upon the exercise of any Option shall be borne by the Company.

18.  DISPUTES

     Any disputes arising hereunder of whatsoever nature shall be referred to the Board and its discretion shall be final and binding in all respects.

19.  NOTICES AND CORRESPONDENCE

     Any notice or other document required to be served under this Scheme shall be deemed well served if when addressed to the company it be left at is Registered Office or be sent by recorded delivery post to the company at is registered office or if when addressed to a Director or Employee it be served personally on him or be sent by recorded delivery post to him at his usual or last known place of abode and in case of service by post the date of service shall be the day following the date of posting and in order to prove such service, it shall be sufficient to show the envelope containing the same was properly addressed, recorded and posted.

20.  GOVERNING LAW

     This Scheme shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.